EXHIBIT 21




                             SUBSIDIARIES OF COMPANY

Parent
------

Ames National Corporation

Subsidiaries (1)                                         Percentage of Ownership
----------------                                         -----------------------

First National Bank, Ames, Iowa, a National Bank                    100%
Boone Bank and Trust Co., Boone, Iowa, an Iowa State Bank           100%
State Bank & Trust Co., Nevada, Iowa, an Iowa State Bank            100%
Randall-Story State Bank, Story City, Iowa, an Iowa State Bank      100%
United Bank & Trust NA, a National Bank                             100%


Note: (1) The operation of Ames National Corporation's five wholly owned subsidiaries are included in the financial statements set forth in this Form 10-K.


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